UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

Maryland	333-164313	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information required in Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) hereby amends the Current Report on Form 8-K filed on December 21, 2010 to clarify information regarding the rate at which the Snow View Loan incurs interest. The Snow View Loan bears interest at a rate of 3.00% plus the quotient of (i) the one-month LIBO rate divided by (ii) one minus the reserve percentage as set forth by the Federal Reserve Board. If the principal amount of the Snow View loan is reduced by at least $940,000 and Snow View Plaza achieves a minimum debt yield of 12.50%, then the interest rate for the Snow View Loan will be 2.75% plus the quotient of (i) the one-month LIBO rate divided by (ii) one minus the reserve percentage. If the principal amount of the Snow View loan is reduced by at least $940,000 and Snow View Plaza achieves a minimum debt yield of 15.00%, then the interest rate for the Snow View Loan will be 2.50% plus the quotient of (i) the one-month LIBO rate divided by (ii) one minus the reserve percentage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: January 11, 2011	By:	/s/ John Bessey
John Bessey
President